UGI CORPORATION AND SUBSIDIARIES                                   Exhibit (11)
                                                                   (Page 1 of 2)

COMPUTATION  OF  EARNINGS  PER  SHARE
(Millions, Except Per Share Amounts)

                                                                  Three Months Ended    Six Months Ended      Twelve Months Ended
                                                                       March 31,             March 31,              March 31,
                                                                  -------------------   -------------------   -------------------
                                                                    1997       1996       1997       1996       1997       1996
                                                                  --------   --------   --------   --------   --------   --------
Primary earnings per share:
Actual average common shares outstanding                              33.1       33.0       33.1       33.0       33.1       32.9
Incremental shares issuable upon
    exercise of stock options outstanding                              0.2        0.1        0.1        0.1        0.1        0.1
                                                                  --------   --------   --------   --------   --------   --------
    Total average common and common
       equivalent shares outstanding                                  33.3       33.1       33.2       33.1       33.2       33.0
                                                                  ========   ========   ========   ========   ========   ========

Earnings applicable to common and common equivalent shares:

    Earnings before extraordinary loss                            $   35.8   $   37.6   $   63.7   $   55.8   $   47.4   $   25.7
    Extraordinary loss - propane debt restructuring                     --         --         --         --         --      (13.2)
                                                                  --------   --------   --------   --------   --------   --------

       Net earnings                                               $   35.8   $   37.6   $   63.7   $   55.8   $   47.4   $   12.5
                                                                  ========   ========   ========   ========   ========   ========


Primary earnings per common and common equivalent share:


    Earnings before extraordinary loss                            $   1.08   $   1.13   $   1.92   $   1.69   $   1.43   $   0.78
    Extraordinary loss - propane debt restructuring                     --         --         --         --         --      (0.40)
                                                                  --------   --------   --------   --------   --------   --------

       Net earnings                                               $   1.08   $   1.13   $   1.92   $   1.69   $   1.43   $   0.38
                                                                  ========   ========   ========   ========   ========   ========

UGI CORPORATION AND SUBSIDIARIES                                   Exhibit (11)
                                                                   (Page 2 of 2)

COMPUTATION  OF  EARNINGS  PER  SHARE
(Millions, Except Per Share Amounts)

                                                          Three Months Ended     Six Months Ended     Twelve Months Ended
                                                                March 31,            March 31,              March 31,
                                                          -------------------   -------------------   -------------------
                                                            1997       1996       1997       1996       1997       1996
                                                          --------   --------   --------   --------   --------   --------
Fully diluted earnings per share:
Actual average common shares outstanding                      33.1       33.0       33.1       33.0       33.1       32.9
Incremental shares issuable upon
    exercise of stock options outstanding                      0.2        0.1        0.2        0.1        0.2        0.1
                                                          --------   --------   --------   --------   --------   --------

Total shares for fully diluted computation                    33.3       33.1       33.3       33.1       33.3       33.0
                                                          ========   ========   ========   ========   ========   ========

Earnings applicable to common stock:


    Earnings before extraordinary loss                    $   35.8   $   37.6   $   63.7   $   55.8   $   47.4   $   25.7
    Extraordinary loss - propane debt restructuring             --         --         --         --         --      (13.2)
                                                          --------   --------   --------   --------   --------   --------

       Net earnings                                       $   35.8   $   37.6   $   63.7   $   55.8   $   47.4   $   12.5
                                                          ========   ========   ========   ========   ========   ========


Fully diluted earnings per common share:


    Earnings before extraordinary loss                    $   1.08   $   1.13   $   1.91   $   1.69   $   1.43   $   0.78
    Extraordinary loss - propane debt restructuring             --         --         --         --         --      (0.40)
                                                          --------   --------   --------   --------   --------   --------

       Net earnings                                       $   1.08   $   1.13   $   1.91   $   1.69   $   1.43   $   0.38
                                                          ========   ========   ========   ========   ========   ========